CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of the registration statement Form SB-2 POS-AM #3 of eConnect of our report, relating to the financial statements of eConnect, dated March 24, 2000.

/s/ L.L. Bradford & Company

L.L. BRADFORD & COMPANY
Las Vegas, Nevada
July 25, 2000